                                                                    Exhibit 10.1

Execution Copy

================================================================================

                               THE ST. JOE COMPANY

          $65,000,000 5.28% Senior Notes, Series G, due August 25, 2015 $65,000,000 5.38% Senior Notes, Series H, due August 25, 2017 $20,000,000 5.49% Senior Notes, Series I, due August 25, 2020

                                   ----------

                             NOTE PURCHASE AGREEMENT

                                   ----------

                           Dated as of August 25, 2005

================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                              HEADING                                PAGE
-------                              -------                                ----
SECTION 1.       AUTHORIZATION OF NOTES..................................     1

SECTION 2.       SALE AND PURCHASE OF NOTES; GUARANTY....................     1
   Section 2.1.  Purchase and Sale of Notes..............................     1
   Section 2.2.  Subsidiary Guaranty and Intercreditor Agreement.........     2

SECTION 3.       CLOSING.................................................     3

SECTION 4.       CONDITIONS TO CLOSING...................................     4
   Section 4.1.  Representations and Warranties..........................     4
   Section 4.2.  Performance; No Default.................................     4
   Section 4.3.  Compliance Certificates.................................     4
   Section 4.4.  Opinions of Counsel.....................................     5
   Section 4.5.  Purchase Permitted by Applicable Law, Etc...............     5
   Section 4.6.  Sale of Other Notes.....................................     5
   Section 4.7.  Payment of Special Counsel Fees.........................     5
   Section 4.8.  Private Placement Number................................     5
   Section 4.9.  Changes in Corporate Structure..........................     5
   Section 4.10. Consent.................................................     5
   Section 4.11. Subsidiary Guaranty, Etc................................     6
   Section 4.12. Funding Instructions....................................     6
   Section 4.13. Proceedings and Documents...............................     6

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........     6
   Section 5.1.  Organization; Power and Authority.......................     6
   Section 5.2.  Authorization, Etc......................................     6
   Section 5.3.  Disclosure..............................................     6
   Section 5.4.  Organization and Ownership of Shares of Subsidiaries;
                    Affiliates...........................................     7
   Section 5.5.  Financial Statements....................................     8
   Section 5.6.  Compliance with Laws, Other Instruments, Etc............     8
   Section 5.7.  Governmental Authorizations, Etc........................     8
   Section 5.8.  Litigation; Observance of Agreements, Statutes and
                    Orders...............................................     8
   Section 5.9.  Taxes...................................................     8
   Section 5.10. Title to Property; Leases...............................     9
   Section 5.11. Licenses, Permits, Etc..................................     9
   Section 5.12. Compliance with ERISA...................................     9
   Section 5.13. Private Offering by the Company.........................    10

   Section 5.14. Use of Proceeds; Margin Regulations.....................    10
   Section 5.15. Existing Indebtedness; Future Liens.....................    11
   Section 5.16. Foreign Assets Control Regulations, Etc.................    11
   Section 5.17. Status under Certain Statutes...........................    11
   Section 5.18. Notes Rank Pari Passu...................................    12
   Section 5.19. Environmental Matters...................................    12

SECTION 6.       REPRESENTATIONS OF THE PURCHASER........................    12
   Section 6.1.  Purchase for Investment.................................    12
   Section 6.2.  Source of Funds.........................................    13

SECTION 7.       INFORMATION AS TO THE COMPANY...........................    14
   Section 7.1.  Financial and Business Information......................    14
   Section 7.2.  Officer's Certificate...................................    17
   Section 7.3.  Inspection..............................................    17

SECTION 8.       PREPAYMENT OF THE NOTES.................................    18
   Section 8.1.  Required Prepayments....................................    18
   Section 8.2.  Optional Prepayments with Make-Whole Amount.............    18
   Section 8.3.  Change in Control.......................................    19
   Section 8.4.  Allocation of Partial Prepayments.......................    21
   Section 8.5.  Maturity; Surrender, Etc................................    21
   Section 8.6.  Purchase of Notes.......................................    21
   Section 8.7.  Make-Whole Amount.......................................    21

SECTION 9.       AFFIRMATIVE COVENANTS...................................    23
   Section 9.1.  Compliance with Law.....................................    23
   Section 9.2.  Insurance...............................................    23
   Section 9.3.  Maintenance of Properties...............................    23
   Section 9.4.  Payment of Taxes and Claims.............................    24
   Section 9.5.  Corporate Existence, Etc................................    24
   Section 9.6.  [Reserved]..............................................    24
   Section 9.7.  Notes to Rank Pari Passu................................    24
   Section 9.8.  Guaranty by Subsidiaries................................    24

SECTION 10.      NEGATIVE COVENANTS......................................    25
   Section 10.1. Leverage Ratio..........................................    25
   Section 10.2. Unencumbered Asset Value Ratio..........................    25
   Section 10.3. Secured Indebtedness Ratio..............................    25
   Section 10.4. Fixed Charges Coverage Ratio............................    25
   Section 10.5. Limitations on Indebtedness.............................    25
   Section 10.6. Limitation on Liens.....................................    26
   Section 10.7. Mergers, Consolidations, Etc............................    28
   Section 10.8. Transactions with Affiliates............................    29

   Section 10.9. Nature of Business......................................    29

SECTION 11.      EVENTS OF DEFAULT.......................................    30

SECTION 12.      REMEDIES ON DEFAULT, ETC................................    32
   Section 12.1. Acceleration............................................    32
   Section 12.2. Other Remedies..........................................    33
   Section 12.3. Rescission..............................................    33
   Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.......    33

SECTION 13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........    34
   Section 13.1. Registration of Notes...................................    34
   Section 13.2. Transfer and Exchange of Notes..........................    34
   Section 13.3. Replacement of Notes....................................    34
   Section 13.4. Legend..................................................    35

SECTION 14.      PAYMENTS ON NOTES.......................................    35
   Section 14.1. Place of Payment........................................    35
   Section 14.2. Home Office Payment.....................................    35

SECTION 15.      EXPENSES, ETC...........................................    36
   Section 15.1. Transaction Expenses....................................    36
   Section 15.2. Survival................................................    36

SECTION 16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                    AGREEMENT............................................    36

SECTION 17.      AMENDMENT AND WAIVER....................................    37
   Section 17.1. Requirements............................................    37
   Section 17.2. Solicitation of Holders of Notes........................    37
   Section 17.3. Binding Effect, Etc.....................................    37
   Section 17.4. Notes Held by Company, Etc..............................    38

SECTION 18.      NOTICES.................................................    38

SECTION 19.      REPRODUCTION OF DOCUMENTS...............................    38

SECTION 20.      CONFIDENTIAL INFORMATION................................    39

SECTION 21.      SUBSTITUTION OF PURCHASER...............................    40

SECTION 22.      MISCELLANEOUS...........................................    40
   Section 22.1. Successors and Assigns..................................    40
   Section 22.2. Payments Due on Non-Business Days.......................    40
   Section 22.3. Severability............................................    40
   Section 22.4. Construction............................................    40
   Section 22.5. Counterparts............................................    41
   Section 22.6. Governing Law...........................................    41

Signature................................................................    42

SCHEDULE A      -- INFORMATION RELATING TO PURCHASERS

SCHEDULE B      -- DEFINED TERMS

SCHEDULE 2.2(a) -- Subsidiary Guarantors

SCHEDULE 4.9    -- Changes in Corporate Structure

SCHEDULE 5.4    -- Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5    -- Financial Statements

SCHEDULE 5.11   -- Patents, Etc.

SCHEDULE 5.14   -- Use of Proceeds

SCHEDULE 5.15   -- Existing Indebtedness

SCHEDULE 10.6   -- Existing Liens

EXHIBIT 1(a)    -- Form of 5.28% Senior Note, Series G, due August 25, 2015

EXHIBIT 1(b)    -- Form of 5.38% Senior Note, Series H, due August 25, 2017

EXHIBIT 1(c)    -- Form of 5.49% Senior Note, Series I, due August 25, 2020

EXHIBIT 2.2(a)  -- Form of Subsidiary Guaranty

EXHIBIT 2.2(c)  -- Form of Intercreditor Agreement

EXHIBIT 4.4(a)  -- Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b)  -- Form of Opinion of Special Counsel for the Purchasers

                               THE ST. JOE COMPANY
                         245 RIVERSIDE AVENUE, SUITE 500
                           JACKSONVILLE, FLORIDA 32202

          $65,000,000 5.28% Senior Notes, Series G, due August 25, 2015 $65,000,000 5.38% Senior Notes, Series H, due August 25, 2017 $20,000,000 5.49% Senior Notes, Series I, due August 25, 2020

                                                     Dated as of August 25, 2005

TO THE PURCHASER LISTED IN THE ATTACHED
SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

     THE ST. JOE COMPANY, a Florida corporation (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of (a) $65,000,000 aggregate principal amount of its 5.28% Senior Notes, Series G, due August 25, 2015 (the "Series G Notes"), (b) $65,000,000 aggregate principal amount of its 5.38% Senior Notes, Series H, due August 25, 2017 (the "Series H Notes") and (c) $20,000,000 aggregate principal amount of its 5.49% Senior Notes, Series I, due August 25, 2020 (the "Series I Notes"; the Series I Notes, the Series H Notes and the Series G Notes being hereinafter collectively referred to as the "Notes," such term to include any such notes issued in substitution therefor pursuant to SECTION 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in EXHIBIT 1(A),
EXHIBIT 1(B) and EXHIBIT 1(C), respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; GUARANTY.

     Section 2.1. Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount and of the series specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the series specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

     Section 2.2. Subsidiary Guaranty and Intercreditor Agreement. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by the entities identified on SCHEDULE 2.2(A) (together with any additional Subsidiary who delivers a guaranty pursuant to SECTION 9.8, the "Subsidiary Guarantors") pursuant to the guaranty agreement substantially in the form of EXHIBIT 2.2(A) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Subsidiary Guaranty").

     (b) The Notes will be entitled to the benefit of and will be secured by the Second Amended and Restated Pledge Agreement dated as of June 8, 2004 (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "Pledge Agreement") by and between St. Joe Finance Company, a Florida corporation (the "Pledgor"), and Wachovia Bank, National Association, as collateral agent.

     (c) The enforcement of the rights and benefits in respect of the Subsidiary Guaranty and the Pledge Agreement and the allocation of proceeds thereof shall be subject to an intercreditor agreement substantially in the form of EXHIBIT 2.2(C) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Intercreditor Agreement").

     (d) The holders of the Notes acknowledge and agree that such holders will discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty to which it is a party pursuant to the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged as an obligor and guarantor under and in respect of all Indebtedness of the Company pursuant to the Bank Credit Agreement and the Company so certifies to the holders of the Notes in a certificate which accompanies such request for release and discharge, (ii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Subsidiary Guarantor to be released pursuant to which such Subsidiary Guarantor shall agree that if, for any reason whatsoever, it thereafter becomes an obligor or guarantor under and in respect of any Indebtedness of the Company pursuant to the Bank Credit Agreement, then such Subsidiary Guarantor shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by an executed Subsidiary Guaranty of such Subsidiary Guarantor, and (iii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

     (e) The Company agrees that it will not, nor will it permit any Subsidiary or any Affiliate which the Company controls to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company or any Subsidiary Guarantor, as the case may be, as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Subsidiary Guarantor with respect to any liability of such Subsidiary Guarantor as an obligor or guarantor under or in respect of Indebtedness of the Company, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

     (f) The holders of the Notes acknowledge and agree that the Pledgor shall be deemed discharged and released from the Pledge Agreement upon the written request of the Company, provided that (i) the Agent agrees in writing for and on behalf of itself and the lenders which are parties to the Bank Credit Agreement that the Pledge Agreement may be released and discharged, which certification shall accompany the Company's request for such release and discharge, (ii) the Collateral Agent (acting at the direction of the Majority Creditors under the Intercreditor Agreement) agrees in writing for and on behalf of itself and the Creditors (as defined in the Intercreditor Agreement) that the Pledge Agreement may be released and discharged, which certification shall accompany the Company's request for such release and discharge, (iii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Pledgor pursuant to which the Pledgor shall agree that if, for any reason whatsoever, it thereafter becomes a pledgor in respect of any stock of, or notes issued by, any Subsidiary of the Company pursuant to the Bank Credit Agreement, the 2002 Note Documentation or the 2004 Note Documentation, then the Company shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by an executed Pledge Agreement for the benefit of the holders of the Notes equally and ratably securing the holders of the Notes, the Agent and lenders pursuant to the Bank Credit Agreement, the holders of the 2002 Notes and the holders of the 2004 Notes, and (iv) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

SECTION 3. CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") on August 25, 2005. At the Closing the Company will deliver to you the Notes of the series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2112620925448 at Wachovia Bank, National Association, Jacksonville, Florida, ABA #063000021. If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     (b) The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at the time of Closing.

     Section 4.2. Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by SECTION 10 hereof had such Section applied since such date.

     (b) Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing.

     Section 4.3. Compliance Certificates.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTIONS 4.1(A), 4.2(A) and 4.9 have been fulfilled.

     (b) Subsidiary Guarantor Officer's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in SECTIONS 4.1(B), 4.2(B) and 4.9 have been fulfilled.

     (c) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the true, correct and complete resolutions attached thereto and to other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

     (d) Subsidiary Guarantor Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the true, correct and complete resolutions attached thereto and to other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Foley & Lardner LLP or internal counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in EXHIBIT 4.4(A) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company and Subsidiary Guarantors hereby instruct its counsel to deliver such opinion to you) and (b) from Chapman and Cutler LLP, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(B) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in SCHEDULE A.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of SECTION 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

     Section 4.9. Changes in Corporate Structure. Except as specified in
SCHEDULE 4.9, the Company and the Subsidiary Guarantors shall not have changed their respective jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.

     Section 4.10. Consent. You shall have received true, correct and complete copies, certified by a Responsible Officer of the Company of: (a) the Bank Credit Agreement, (b) the Pledge Agreement and (c) any necessary amendments, consents or waivers to each of the Bank

Credit Agreement, the Pledge Agreement and the Intercreditor Agreement to permit the issuance and sale of the Notes with the benefit of the Intercreditor Agreement.

     Section 4.11. Subsidiary Guaranty, Etc. The Subsidiary Guaranty, the Pledge Agreement and the Intercreditor Agreement shall be in full force and effect and shall constitute the legal, valid and binding obligations of all of the parties thereto.

     Section 4.12. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, Wachovia Securities, has prior to the date hereof delivered to you and each Other Purchaser a copy of a Private Placement

Memorandum dated July 12, 2005 (the "Memorandum"), as supplemented by the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2005, relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2004, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) SCHEDULE 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.4).

     (c) Each Subsidiary identified in SCHEDULE 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except for routine filings by the Company under the Exchange Act to comply with reporting obligations thereunder.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries which join in the filing of the Company's federal income tax return have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1999. The Federal tax returns of the Company and its Subsidiaries for the fiscal years ended December 31, 2000, 2001, 2002 and 2003 have been submitted to the Internal Revenue Service though their audits have not been completed.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of since such date for fair value), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. Except as disclosed in SCHEDULE 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person where the infringement, individually or in the aggregate, would be likely to result in a Material Adverse Effect; and

          (c) to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries where the violation, individually or in the aggregate, would be likely to result in a Material Adverse Effect.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this SECTION 5.12(E) is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 55 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) SCHEDULE 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of August 19, 2005, since which date there have been no Material changes in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or any Subsidiary. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 10.6.

     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (b) Neither the Company nor any Subsidiary (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered or subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other Senior Indebtedness (actual or contingent) of the Company, including, without limitation, all Senior Indebtedness of the Company described in SCHEDULE
5.15 hereto.

     Section 5.19. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

     (a) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

     (b) Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them nor has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

     (c) All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. (a) You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. In addition, you represent that you are an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     (b) You acknowledge that you have received such information concerning the Company and the Notes and have been given the opportunity to ask such questions of and receive answers from representatives of the Company as you deem sufficient, based on information provided by the Company to you, to make an informed investment decision with respect to the Notes.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by you to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

          (f) the Source is a governmental plan; or

          (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

          (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this SECTION 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE COMPANY.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(A);

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                    (1) an opinion thereon of independent certified public
               accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (2) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and

     Exchange Commission, together with the accountant's certificate described in clause (2) above, shall be deemed to satisfy the requirements of this
     SECTION 7.1(B);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11(F), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in
          Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(A) or SECTION 7.1(B) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- (1) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.1 through SECTION 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and (2) the information required in order to establish whether the Company was in compliance with the requirements of
     SECTION 9.8 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to such Section, a list of each of the existing Subsidiary Guarantors and their respective jurisdictions of organization); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's Senior Financial Officers, and (with the Company's participation and consent, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments. No regularly scheduled prepayment of the principal of any series of the Notes is required prior to the final maturity date thereof.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment (but if in the case of a partial prepayment, then against each series of Notes in proportion to the aggregate principal amount outstanding on each series), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of each series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Change in Control.

     (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (B) of this SECTION 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (C) of this SECTION 8.3 and shall be accompanied by the certificate described in subparagraph (G) of this
SECTION 8.3.

     (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (C) of this SECTION 8.3, accompanied by the certificate described in subparagraph (G) of this SECTION 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
SECTION 8.3. It is understood that the Company does not control the Alfred I. duPont Testamentary Trust.

     (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (A) and (B) of this SECTION 8.3 shall be an offer to prepay, in accordance with and subject to this SECTION 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (A) of this SECTION 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

     (d) Rejection. A holder of Notes may accept the offer to prepay made pursuant to this SECTION 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this SECTION 8.3 shall be deemed to constitute a rejection of such offer by such holder.

     (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
SECTION 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (F) of this SECTION 8.3.

     (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (C) and accepted in accordance with subparagraph (D) of this SECTION 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such

Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this SECTION 8.3 in respect of such Change in Control shall be deemed rescinded).

     (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this
SECTION 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
SECTION 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

     (h) [Reserved].

     (i) Certain Definitions. "Change in Control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act),

          (i) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's Voting Stock, or

          (ii) acquire after the date of the Closing (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company or (y) all or substantially all of the properties and assets of the Company.

In making any numerical calculation under clause (i) of this definition of "Change in Control", Voting Stock beneficially owned by the Current Management Group shall not be included in the numerator of such calculation, but shall be included as outstanding Voting Stock in the determining the denominator of such calculation.

     "Control Event" means:

          (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

          (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

          (iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

     (j) All calculations contemplated in this SECTION 8.3 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be (a) allocated among each series of Notes in proportion to the aggregate unpaid principal amount of each such series of Notes and (b) allocated pro rata among all of the holders of each series of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to SECTION 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

     Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this SECTION 8 and subject to any deferral pursuant to SECTION 8.3(F), the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.6. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any series of the outstanding Notes or any part or portion of any series thereof except upon the payment or prepayment of each series of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX-1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. Subject to SECTION 10.7, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to SECTION 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. [Reserved].

     Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future Senior Indebtedness (actual or contingent) of the Company.

     Section 9.8. Guaranty by Subsidiaries. The Company will cause each Subsidiary which delivers a Guaranty to the Agent or any other lender which is a party to the Bank Credit Agreement or which is an obligor under the Bank Credit Agreement concurrently to enter into a Subsidiary Guaranty, and within three Business Days thereafter will deliver to each of the holders of the Notes the following items:

          (a) an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

          (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in SECTIONS 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and such Subsidiary Guaranty, as applicable;

          (c) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty;

          (d) an opinion of counsel satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

          (e) an executed counterpart of an intercreditor agreement or joinder agreement in respect of the Intercreditor Agreement among the holders of the Notes and each such Person to which each such Subsidiary is an obligor or is then delivering a Guaranty giving rise the requirements of this
     SECTION 9.8, which agreement or joinder agreement, as the case may be, shall provide that the proceeds from the enforcement of any such Guaranty shall be shared on an equal and ratable basis with the holders of the Notes.

SECTION 10. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Leverage Ratio. The Company and its Subsidiaries will not as at the end of each fiscal quarter permit the ratio of Consolidated Indebtedness to Total Asset Value to exceed 0.55 to 1.00.

     Section 10.2. Unencumbered Asset Value Ratio. The Company and its Subsidiaries will not permit as at the end of each fiscal quarter the ratio of Total Unencumbered Asset Value to Total Unsecured Indebtedness to be less than
1.75 to 1.00.

     Section 10.3. Secured Indebtedness Ratio. The Company and its Subsidiaries will not as at the end of each fiscal quarter permit the ratio of Total Secured Indebtedness to Total Asset Value to exceed 0.40 to 1.00.

     Section 10.4. Fixed Charges Coverage Ratio. The Company and its Subsidiaries will not permit as at the end of each fiscal quarter the ratio of Consolidated Net Earnings Available for Fixed Charges for the two immediately preceding fiscal quarters (taken as a single accounting period) to Consolidated Fixed Charges for such two fiscal quarter periods to be less than 2.5 to 1.0.

     Section 10.5. Limitations on Indebtedness. (a) The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

          (i) Indebtedness evidenced by the Notes and the Subsidiary Guaranty;

          (ii) Indebtedness of a Subsidiary Guarantor evidenced by the Guaranty delivered pursuant to the Bank Credit Agreement; provided that the Indebtedness evidenced by any such Guaranty constitutes Qualified Subsidiary Indebtedness;

          (iii) Indebtedness of the Company and its Subsidiaries outstanding as of the date of this Agreement and described on SCHEDULE 5.15 hereto;

          (iv) additional Indebtedness of the Company and its Subsidiaries; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (1) the ratio of Consolidated Indebtedness to Total Asset Value as at such date shall not exceed 0.55 to 1.00;

               (2) the ratio of Total Unencumbered Asset Value to Total Unsecured Indebtedness as at such date shall not be less than 1.75 to 1.00;

               (3) the ratio of Total Secured Indebtedness to Total Asset Value as at such date shall not exceed 0.40 to 1.00;

               (4) Total Unsecured Subsidiary Indebtedness as at such date shall not exceed 10% of Total Asset Value as at such date; and

          (v) Indebtedness of a Subsidiary to the Company or to a Wholly-owned Subsidiary and Indebtedness of the Company to a Wholly-owned Subsidiary.

     (b) The Company will not as at the end of each fiscal quarter permit Total Unsecured Subsidiary Indebtedness to exceed 10% of Total Asset Value.

     (c) Indebtedness existing within the limitations of SECTION 10.5(A)(III) may be renewed, extended, refinanced, replaced or refunded (without increase in principal amount) without regard to the limitations of SECTION 10.5(A)(IV).

     (d) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this SECTION 10.5 be deemed to have created, issued, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such Person existing immediately after it becomes a Subsidiary.

     Section 10.6. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for taxes and assessments or governmental charges or levies; provided that payment thereof is not at the time required by SECTION 9.4;

          (b) Liens of or resulting from any judgment or award (i) the time for the appeal or petition for rehearing of which shall not have expired or
     (ii) in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that the Company or such Subsidiary (i) is contesting such judgment or award on a timely basis, in good faith and in appropriate proceedings, and (ii) has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that (i) such Liens secure only amounts not yet due and payable or the payment of which is being contested in good faith by appropriate actions or proceedings and (ii) such Liens do not materially impair the business of the Company and its Subsidiaries;

          (d) minor survey exceptions or minor encumbrances, leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, (i) which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and (ii) which do not in any event in the aggregate Materially impair the use of such properties in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such properties;

          (e) Liens incidental to the conduct of business or the ownership of properties and assets (including pledges, deposits or Liens in connection with worker's compensation, unemployment insurance and other like social security laws, attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, supersedeas, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and any Lien securing such obligation does not in any event materially impair the operation of the business of the Company and its Subsidiaries;

          (f) Liens securing Indebtedness of the Company or a Subsidiary to a Wholly-owned Subsidiary or the Company or of the Company to a Wholly-owned Subsidiary;

          (g) (i) Liens of the Company and its Subsidiaries existing as of the date of Closing and described on SCHEDULE 10.6 hereto and (ii) the Lien of the Pledge Agreement;

          (h) Liens created or incurred after the date of the Closing on an Installment Sale Note given to secure a Company Promissory Note; provided that (i) Indebtedness secured by any such Lien shall have been incurred within the limitations provided in SECTIONS 10.5(A)(IV)(1) through (4) and
     (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist; and

          (i) Liens created or incurred after the date of the Closing given to secure Indebtedness of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (A) through (H) hereof; provided that (i) all Indebtedness secured by such Liens shall have been incurred within the limitations provided in SECTIONS 10.5(A)(IV)(1) through (4) and
     (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist.

     Section 10.7. Mergers, Consolidations, Etc. The Company will not consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets and the Company will not permit any Subsidiary to consolidate with or be a party to a merger with the Company or another Subsidiary; provided that:

          (a) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving a Wholly-owned Subsidiary (and not the Company), a Wholly-owned Subsidiary shall be the surviving or continuing corporation and in the case of any merger or consolidation involving a Subsidiary Guarantor, the surviving or continuing corporation shall have affirmed in writing its obligations under the Subsidiary Guaranty;

          (b) the Company may consolidate or merge with or into any other Person if (i) the Person which results from such consolidation or merger (the "Surviving Corporation") is a solvent corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the Surviving Corporation and the Surviving Corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each Subsidiary Guarantor shall have affirmed in writing its obligations under the Subsidiary Guaranty to which it is a party, and
     (iv) at the time of such consolidation or merger and immediately after giving effect thereto, (1) no Default or Event of Default would exist and
     (2) the Surviving Corporation would be permitted by the provisions of
     SECTION 10.5(A)(IV)(1) to incur at least $1.00 of additional Indebtedness; and

          (c) the Company may sell or otherwise dispose of all or substantially all of its assets (other than as provided in SECTIONS 10.7(A) and (B)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person is a solvent corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each Subsidiary Guarantor shall have affirmed in writing its obligations under the Subsidiary Guaranty to which it is a party, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, (1) no Default or Event of Default would exist and (2) the acquiring Person would be permitted by the provisions of SECTION 10.5(A)(IV)(1) to incur at least $1.00 of additional Indebtedness.

Nothing contained in this SECTION 10.7 shall be deemed or construed to qualify, amend or otherwise modify the rights of the holders of the Notes under SECTION
8.3 of this Agreement.

     Section 10.8. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 10.9. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

SECTION 11. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in SECTIONS 10.1 through 10.8; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (A), (B) and (C) of this SECTION 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (D) of
     SECTION 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company, a Subsidiary Guarantor or the Pledgor or by any officer of the Company, a Subsidiary Guarantor or the Pledgor in this Agreement, the Subsidiary Guaranty or the Pledge Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of the 2002 Note Documentation, the 2004 Note Documentation or any Additional Note Purchase Agreement and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
     (iii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (2) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA
     Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) any Subsidiary Guaranty or the Pledge Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty or Pledge Agreement is invalid, void or unenforceable or any Subsidiary Guarantor which is a party to such Subsidiary Guaranty or the Pledgor, as applicable, shall contest or deny in writing the validity or enforceability of any of its obligations under such Subsidiary Guaranty or the Pledge Agreement, but excluding any Subsidiary Guaranty or the Pledge Agreement which ceases to be in full force and effect in accordance with and by reason of the express provisions of SECTION 2.2(D) or (F), as applicable; or

          (l) any event of default shall have occurred and be continuing under the Pledge Agreement.

As used in SECTION 11(J), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (G) or (H) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (G) or described in clause (vi) of paragraph (G) by virtue of the fact that such clause encompasses clause (i) of paragraph (G)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (A) or (B) of SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (B) or (C) of SECTION 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1(A), EXHIBIT 1(B) or EXHIBIT 1(C), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of a series may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in SECTION 6.2.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     Section 13.4. Legend. Upon issuance of the Notes and until such time, if any, as the same is no longer required under applicable securities laws, the Notes shall bear the following legend:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

Any holder of a Note may, upon surrender of its Notes to the Company together with an opinion of counsel (which counsel may be internal counsel to such holder) to the effect that the foregoing legend is no longer required under applicable securities laws, obtain a like Note in exchange for its Note without such legend.

SECTION 14. PAYMENTS ON NOTES.

     Section 14.1. Place of Payment. Subject to SECTION 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of a bank or trust company in such jurisdiction which the Company agrees to designate at any time when there is any holder of any Note not entitled to the benefits of
SECTION 14.2 in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to SECTION 13.2. The Company will afford the benefits of this SECTION
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 14.2.

SECTION 15. EXPENSES, ETC.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement or the Intercreditor Agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement or the Intercreditor Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, the Subsidiary Guaranty, the Pledge Agreement and the Intercreditor Agreement, (c) the fees and costs incurred in connection with the initial filing of this Agreement and all related documents and financial information and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization acceding to the authority thereof and (d) the cost and expenses incurred in connection with any merger or consolidation involving the Company pursuant to SECTION 10.7 or with the delivery of a Subsidiary Guaranty pursuant to SECTION 9.8. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 15.2. Survival. The obligations of the Company under this SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Subsidiary Guaranty or the Pledge Agreement, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein or in the Subsidiary Guaranty or the Pledge Agreement shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company, any Subsidiary Guarantor or the Pledgor pursuant to this Agreement, the Subsidiary Guaranty or the Pledge Agreement shall be deemed representations and warranties of the

Company, the Subsidiary Guarantors or the Pledgor under this Agreement, the Subsidiary Guaranty or the Pledge Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Subsidiary Guaranty and the Pledge Agreement embody the entire agreement and understanding between you, the Company, the Subsidiary Guarantors and the Pledgor and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

     Section 17.1. Requirements. This Agreement and the Notes, may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of SECTIONS 8, 11(A), 11(B), 12, 17 or
20. The Subsidiary Guaranty, the Pledge Agreement and the Intercreditor Agreement may be amended in accordance with the terms thereof.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this SECTION 17 applies equally to all holders of each series of Notes and is binding upon them and upon each future holder of any Note of any series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes of any series directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer (with a copy to the General Counsel), or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the purposes of this SECTION 20, "Confidential Information" means information about the Company, its Subsidiaries and their properties, operations, affairs and financial condition delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and is not generally available to the public and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process (provided that you shall, unless prohibited by applicable law or regulation, use commercially reasonable efforts to notify the Company of any disclosure pursuant to this clause (x) as far in advance as is reasonably practicable under such circumstances to enable the Company to seek an appropriate protective order), (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement, the Subsidiary Guaranty, the Pledge Agreement and the Intercreditor Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such affiliate, shall contain such affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such affiliate in lieu of you. In the event that such affiliate is so substituted as a purchaser hereunder and such affiliate thereafter transfers to you all of the Notes then held by such affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION
21), such word shall no longer be deemed to refer to such affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Where the character or amount of any asset or liability or item of income or expense is required to be discussed or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                      *****

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        THE ST. JOE COMPANY


                                        By: /s/ Stephen W. Solomon
                                            ------------------------------------
                                            Stephen W. Solomon
                                            Senior Vice President and Treasurer

Accepted as of August 25, 2005


                                        TRANSAMERICA LIFE INSURANCE AND ANNUITY
                                        COMPANY


                                        By: /s/ Bill Hendrickson
                                            ------------------------------------
                                            Bill Hendrickson
                                            Vice President


                                        ALLIANZ LIFE INSURANCE COMPANY OF NORTH
                                        AMERICA


                                        By: /s/ Gary Brown
                                            ------------------------------------
                                            Gary Brown
                                            Assistant Treasurer


                                        ALLSTATE LIFE INSURANCE COMPANY


                                        By: /s/ Robert B. Bodett
                                            ------------------------------------
                                            Robert B. Bodett


                                        By: /s/ Jerry D. Zinkula
                                            ------------------------------------
                                            Jerry D Zinkula
                                            Authorized Signatories

                                        ALLSTATE INSURANCE COMPANY


                                        By: /s/ Robert B. Bodett
                                            ------------------------------------
                                            Robert B. Bodett


                                        By: /s/ Jerry D. Zinkula
                                            ------------------------------------
                                            Jerry D Zinkula
                                            Authorized Signatories


                                        C.M. LIFE INSURANCE COMPANY

                                        By: Babson Capital Management LLC as
                                            Investment Sub-Adviser


                                        By: /s/ Robert D. Erwin
                                            ------------------------------------
                                            Managing Director


                                        HAKONE FUND LLC

                                        By: Babson Capital Management LLC as
                                            Investment Manager


                                        By: /s/ Robert D. Erwin
                                            ------------------------------------
                                            Robert D. Erwin
                                            Managing Director


                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY

                                        By: Babson Capital Management LLC as
                                            Investment Adviser


                                        By: /s/ Robert D. Erwin
                                            ------------------------------------
                                            Managing Director

                                        MASSMUTUAL ASIA LIMITED

                                        By: Babson Capital Management LLC as
                                            Investment Adviser


                                        By: /s/ Robert D. Erwin
                                            ------------------------------------
                                            Robert D. Erwin
                                            Managing Director


                                        BERKSHIRE LIFE INSURANCE COMPANY OF
                                        AMERICA


                                        By: /s/ Ellen I. Whittaker
                                            ------------------------------------
                                            Ellen I. Whittaker
                                            Director, Fixed Income Investments


                                        THE GUARDIAN LIFE INSURANCE COMPANY OF
                                        AMERICA


                                        By: /s/ Ellen I. Whittaker
                                            ------------------------------------
                                            Ellen I. Whittaker
                                            Director, Fixed Income Investments


                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY


                                        By: /s/ Mark E. Kishler
                                            ------------------------------------
                                            Its Authorized Representative


                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY for its Group Annuity Separate
                                        Account


                                        By: /s/ Mark E. Kishler
                                            ------------------------------------
                                            Its Authorized Representative


                                        GENERAL ELECTRIC CAPITAL ASSURANCE
                                        COMPANY


                                        By: /s/ Scott A. Sell
                                            ------------------------------------
                                            Scott A. Sell
                                            Investment Officer

                                        GE LIFE AND ANNUITY ASSURANCE COMPANY


                                        By: /s/ Scott A. Sell
                                            ------------------------------------
                                            Investment Officer


                                        MUTUAL OF OMAHA INSURANCE COMPANY


                                        By: /s/ Edwin H. Garrison, Jr.
                                            ------------------------------------
                                            Edwin H. Garrison, Jr.
                                            First Vice President


                                        COMPANION LIFE INSURANCE COMPANY


                                        By: /s/ Edwin H. Garrison, Jr.
                                            ------------------------------------
                                            Edwin H. Garrison, Jr.
                                            Authorized Representative


                                        LIFE INSURANCE COMPANY OF THE SOUTHWEST


                                        By: /s/ R. Scott Higgins
                                            ------------------------------------
                                            R. Scott Higgins
                                            Vice President, NL Capital
                                            Management


                                        TEACHERS INSURANCE AND ANNUITY
                                        ASSOCIATION OF AMERICA


                                        By: /s/ John Goodreds
                                            ------------------------------------
                                            John Goodreds
                                            Director

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Additional Note Purchase Agreement" means a note purchase agreement substantially similar to this Agreement, with the notes issued thereunder, in each case, ranking pari passu with the Notes issued hereunder.

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agent" means Wachovia Bank, National Association, as Administrative Agent under the Bank Credit Agreement.

     "Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

     "Bank Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated July 22, 2005 among the Company, the lenders named therein and Wachovia Bank, National Association as Administrative Agent, as amended, modified, refinanced or supplemented.

     "Bulk Timberland Sales Transactions" means a transaction or series of transactions by which the Company or any of its Subsidiaries: (a) sells a timber parcel or parcels to an unrelated third party; (b) such unrelated third party delivers an installment note (an "Installment Sale Note") to the Company or any of its Subsidiaries in exchange therefor; (c) the Company or any of its Subsidiaries receives cash or other consideration from a lender, Person or other entity in exchange for a note from the Company or any of its Subsidiaries (a "Company Promissory Note") secured by the Installment Sale Note; and (d) the sole recourse for the payment of the Company Promissory Note is the principal and income generated by the Installment Sale Note. A Bulk Timberland Sales Transaction shall also include any other transaction or series of transactions utilizing a substantially similar structure.

     "Business Day" means (a) for the purposes of SECTION 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or


                                   SCHEDULE B
                          (to Note Purchase Agreement)
authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Jacksonville, Florida are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Stock" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Closing" is defined in SECTION 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means The St. Joe Company, a Florida corporation, and any Person who succeeds to all, or substantially all, of the assets and business of The St. Joe Company.

     "Company Promissory Note" is defined in the definition of "Bulk Timberland Sales Transactions."

     "Confidential Information" is defined in SECTION 20.

     "Consolidated Fixed Charges" for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capital Leases) payable during such period by the Company and its Subsidiaries, and (b) all Interest Expense on all Indebtedness of the Company and its Subsidiaries payable during such period.

     "Consolidated Indebtedness" means as of the date of any determination thereof and without duplication, the sum of all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items less Indebtedness attributable to any Company Promissory Note issued pursuant to a Bulk Timberland Sales Transaction to the extent neither the Company nor any Subsidiary is liable therefor.

     "Consolidated Net Earnings" means, with reference to any period and without duplication, the net earnings (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating extraordinary gains and losses.

     "Consolidated Net Earnings Available for Fixed Charges" for any period means without duplication, the Consolidated Net Earnings for the Company and its Subsidiaries, plus, to the extent the same have been deducted or excluded in determining Consolidated Net
Earnings: (a) provisions for federal, state, local, and foreign income taxes for the Company and its Subsidiaries; (b) Consolidated Fixed Charges for the Company and its Subsidiaries; and (c) consolidated depreciation, depletion and amortization for the Company and its Subsidiaries.

     "Current Management Group" means (a) Peter S. Rummell, Kevin M. Twomey, Anthony M. Coriggio, Christine M. Marx, Michael N. Regan, Stephen W. Solomon;
(b) the heirs, lineal descendants or blood relatives to the third degree of consanguinity of any of the Persons named in clause (a); (c) trusts for the benefit of the Persons named in clauses (a) and (b); and (d) any trust which has as its principal income beneficiaries or remaindermen any combination of any of the Persons described in clauses (a) through (c).

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means, for any series of Notes, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause
(a) of the first paragraph of the Notes of such series or (ii) 2% over the rate of interest publicly announced by Wachovia Bank, National Association in New York, New York as its "base" or "prime" rate.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event of Default" is defined in SECTION 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" or "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to SECTION 13.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Installment Sale Note" is defined in the definition of "Bulk Timberland Sales Transactions."

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" is defined in SECTION 2.2(C).

     "Interest Expense" means all amounts which would, in accordance with GAAP, be deducted in computing net income on account of interest on Indebtedness, including imputed interest in respect of Capital Lease obligations, amortization of debt discounts and expenses, fees and commissions for letters of credit and bankers' acceptance financing and the net interest costs of interest rate swaps and hedges.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in SECTION 8.7.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "Memorandum" is defined in SECTION 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Negative Pledge" means, with respect to a given asset, any provision of a document, instrument or agreement (other than this Agreement, the 2002 Note Documentation, the 2004 Note Documentation and the Bank Credit Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

     "Notes" is defined in SECTION 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in SECTION 2.1.

     "Other Purchasers" is defined in SECTION 2.1.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Liens" means Liens of the character described in any of SECTIONS 10.6(A) through (E).

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Pledge Agreement" is defined in SECTION 2.2(B).

     "Pledgor" is defined in SECTION 2.2(B).

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Proposed Prepayment Date" is defined in SECTION 8.3(C).

     "Qualified Subsidiary Indebtedness" means Indebtedness of a Subsidiary Guarantor, provided that the obligee of such Indebtedness shall have entered into the Intercreditor Agreement.

     "Rentals" means and includes as of the date of any determination thereof, without duplication, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other executive officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Secured Indebtedness" means as of the date of any determination thereof and without duplication and respect to any Person the aggregate principal amount of all Indebtedness of such Person then outstanding that is secured by a Lien other than a Permitted Lien.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "Senior Indebtedness" means, without duplication, all Indebtedness of the Company which is not expressed to be subordinate or junior in rank to any other Indebtedness of the Company.

     "Series G Notes" is defined in SECTION 1.

     "Series H Notes" is defined in SECTION 1.

     "Series I Notes" is defined in SECTION 1.

     "Significant Subsidiary" means, at any time, any Subsidiary which (i) is a Subsidiary Guarantor, (ii) constitutes more than 1% of Total Asset Value or
(iii)(1) contributed more than 1% of Consolidated Net Earnings for any period of four consecutive fiscal quarters at any time in the three previous fiscal years or (2) contributed on an aggregate basis more than 2% of the cumulative Consolidated Net Earnings for the preceding five year period.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantor" is defined in SECTION 2.2(A) and shall include any Subsidiary which becomes a Subsidiary Guarantor pursuant to SECTION 9.8.

     "Subsidiary Guaranty" is defined in SECTION 2.2(A) and shall include any Subsidiary Guaranty delivered pursuant to SECTION 9.8.

     "Substantially-owned Subsidiary" means, at any time, any Subsidiary sixty-six and two-thirds percent (66 2/3%) or more, but less than one hundred percent (100%), of the equity interests (except directors' qualifying shares) and voting interests of which are owned by the Company or any one or more of the Company's Wholly-owned Subsidiaries at such time.

     "Timberland" means undeveloped real estate on which the Company conducts active silvicultural operations.

     "Total Asset Value" means as of the date of any determination thereof and without duplication, the sum of total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less any Installment Sale Note received by the Company to the extent the Company or any Subsidiary receives cash or other consideration in exchange for a Company Promissory Note secured by such Installment Sale Note; provided that for purposes of any determination of Total Asset Value, land on which no development (other than improvements that are not material or are temporary in nature) has occurred shall be valued in accordance with the definition of Unimproved Land.

     "Total Secured Indebtedness" means as of the date of any determination thereof and without duplication, the aggregate amount of all Secured Indebtedness of the Company and its Subsidiaries.

     "Total Unencumbered Asset Value" means as of the date of determination thereof and without duplication, the Total Asset Value for assets not subject to any Lien (other than Permitted Liens) or any Negative Pledge. For purposes of this definition, to the extent the Total Unencumbered Asset Value attributable to properties owned by a Subsidiary which is neither a Wholly-owned Subsidiary nor a Substantially-owned Subsidiary would exceed 10% of the Total Unencumbered Asset Value, such excess shall be excluded.

     "Total Unsecured Indebtedness" means as of the date of determination thereof and without duplication, all Indebtedness of the Company and its Subsidiaries which is not secured by a Lien on any asset of the Company or any of its Subsidiaries other than a Permitted Lien.

     "Total Unsecured Subsidiary Indebtedness" means all Indebtedness of the Company's Subsidiaries other than Secured Indebtedness of any such Subsidiary and other than Qualified Subsidiary Indebtedness.

     "2004 Note Documentation" means the 2004 Notes, the 2004 Note Purchase Agreements and the 2004 Subsidiary Guaranty.

     "2004 Note Purchase Agreements" means those certain note purchase agreements dated as of June 8, 2004 between the Company and the purchasers named in Schedule A thereto, respectively.

     "2004 Notes" means notes of the Company issued pursuant to the 2004 Note Purchase Agreements.

     "2004 Subsidiary Guaranty" means that certain subsidiary guaranty dated as of June 8, 2004 in favor of the holders of the 2004 Notes.

     "2002 Note Documentation" means the 2002 Notes, the 2002 Note Purchase Agreements and the 2002 Subsidiary Guaranty.

     "2002 Note Purchase Agreements" means those certain note purchase agreements dated as of February 7, 2002 between the Company and the purchasers named in Schedule A thereto, respectively.

     "2002 Notes" means notes of the Company issued pursuant to the 2002 Note Purchase Agreements.

     "2002 Subsidiary Guaranty" means that certain subsidiary guaranty agreement dated as of February 7, 2002 in favor of the holders of the 2002 Notes.

     "Unimproved Land" means land on which no development (other than improvements that are not material or are temporary in nature) has occurred, which Unimproved Land shall be valued as follows:

          (a) $50,000 per acre for acreage related to the Company's Towns and Resorts segment which is either entitled or currently in the entitlement process;

          (b) $2,000 per acre for acreage related to the Company's Towns and Resorts segment which is neither entitled nor currently in the entitlement process;

          (c) $8,000 per acre for acreage related to the Company's Land Company segment which is either entitled or currently in the entitlement process;

          (d) $1,500 per acre for acreage related to the Company's Land Company segment which is neither entitled nor currently in the entitlement process;

          (e) $40,000 per acre for acreage related to Company's Commercial segment which is either entitled or currently in the entitlement process;

          (f) $1,750 per acre for acreage related to Company's Commercial segment which is neither entitled or in the entitlement process;

          (g) $1,500 per acre for acreage classified by the Company as ANRR Right-of-Way, Conservation/Mitigation, Corporate, Mitigation, or Overlap; and

          (h) $1,200 for acreage classified by the Company as Timberland or not elsewhere classified by the Company.

     For the avoidance of doubt, a project is deemed entitled when all major discretionary governmental land-use approvals have been received. The parties to this Agreement acknowledge that an entitled project may require additional permits for development and/or build-out and also may be subject to legal challenge.

     "USA Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Voting Stock" means Capital Stock or interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the directors (or Persons performing similar functions) of a Person.

     "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Subsidiaries at such time.

                                 [FORM OF NOTE]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

                               THE ST. JOE COMPANY

                5.28% SENIOR NOTE, SERIES G, DUE AUGUST 25, 2015

No. [_________]                                                           [Date]
$[____________]                                                   PPN 790148 C*9

FOR VALUE RECEIVED, the undersigned, THE ST. JOE COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on August 25, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.28% per annum from the date hereof, payable semiannually, on the 25th day of February and August in each year, commencing with the February 25 or August 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.28% or (ii) 2% over the rate of interest publicly announced by Wachovia Bank, National Association from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wachovia Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of the 5.28% Senior Notes, Series G, due August 25, 2015 (the "Series G Notes") of the Company in the aggregate principal amount of $65,000,000, together with the Company's $65,000,000 aggregate principal amount 5.38% Senior Notes, Series H, due August 25, 2017 (the "Series H Notes") and $20,000,000 aggregate principal amount 5.49% Senior Notes, Series I, due August 25, 2020 (the "Series I Notes"; said Series I Notes, together with the Series G Notes and Series H Notes, being hereinafter referred to collectively as the "Notes"), issued pursuant to separate Note Purchase Agreements, dated as of August 25, 2005 (as from time to time amended, the "Note Purchase Agreements"), between the


                                  EXHIBIT 1(a)
                          (to Note Purchase Agreement)

Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.


                                    E-1(a)-2

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER OF THIS NOTE SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                        THE ST. JOE COMPANY


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------


                                    E-1(a)-3

                                 [FORM OF NOTE]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

                               THE ST. JOE COMPANY

                5.38% SENIOR NOTE, SERIES H, DUE AUGUST 25, 2017

No. [_________]                                                           [Date]
$[____________]                                                   PPN 790148 C@7

FOR VALUE RECEIVED, the undersigned, THE ST. JOE COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on August 25, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.38% per annum from the date hereof, payable semiannually, on the 25th day of February and August in each year, commencing with the February 25 or August 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.38% or (ii) 2% over the rate of interest publicly announced by Wachovia Bank, National Association from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wachovia Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of the 5.38% Senior Notes, Series H, due August 25, 2017 (the "Series H Notes") of the Company in the aggregate principal amount of $65,000,000, together with the Company's $65,000,000 aggregate principal amount 5.28% Senior Notes, Series G, due August 25, 2015 (the "Series G Notes") and $20,000,000 aggregate principal amount 5.49% Senior Notes, Series I, due August 25, 2020 (the "Series I Notes"; said Series I Notes, together with the Series G Notes and Series H Notes being hereinafter referred to collectively as the "Notes"), issued pursuant to separate Note Purchase Agreements, dated as of August 25, 2005 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof.


                                  EXHIBIT 1(b)
                          (to Note Purchase Agreement)

Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.


                                    E-1(b)-2

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER OF THIS NOTE SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                        THE ST. JOE COMPANY


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------


                                    E-1(b)-3

                                 [FORM OF NOTE]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

                               THE ST. JOE COMPANY

                5.49% SENIOR NOTES, SERIES I, DUE AUGUST 25, 2020

No. [_________]                                                           [Date]
$[____________]                                                   PPN 790148 C#5

FOR VALUE RECEIVED, the undersigned, THE ST. JOE COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on August 25, 2020, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.49% per annum from the date hereof, payable semiannually, on the 25th day of February and August in each year, commencing with the February 25 or August 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.49% or (ii) 2% over the rate of interest publicly announced by Wachovia Bank, National Association from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wachovia Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of the 5.49% Senior Notes, Series I, due August 25, 2020 (the "Series I Notes") of the Company in the aggregate principal amount of $20,000,000, together with the Company's $65,000,000 aggregate principal amount 5.28% Senior Notes, Series G, due August 25, 2015 (the "Series G Notes") and $65,000,000 aggregate principal amount 5.38% Senior Notes, Series H, due August 25, 2017 (the "Series H Notes"; said Series H Notes, together with the Series G Notes and Series I Notes being hereinafter referred to collectively as the "Notes"), issued pursuant to separate Note Purchase Agreements, dated as of August 25, 2005 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder


                                  EXHIBIT 1(c)
                          (to Note Purchase Agreement)
of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in SECTION 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in SECTION 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.


                                    E-1(c)-2

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER OF THIS NOTE SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                        THE ST. JOE COMPANY


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------


                                    E-1(c)-3

                           FORM OF SUBSIDIARY GUARANTY

================================================================================

                          SUBSIDIARY GUARANTY AGREEMENT

                           Dated as of August 25, 2005

     Re: $65,000,000 5.28% Senior Notes, Series G, due August 25, 2015 $65,000,000 5.38% Senior Notes, Series H, due August 25, 2017 $20,000,000 5.49% Senior Notes, Series I, due August 25, 2020

                                       of

                               The St. Joe Company

================================================================================

                                 EXHIBIT 2.2(a)
                          (to Note Purchase Agreements)

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                          HEADING                               PAGE
Parties.........................................................................         1

Recitals........................................................................         1

SECTION 1.             DEFINITIONS..............................................         2

SECTION 2.             GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENTS...........         2

SECTION 3.             GUARANTY OF PAYMENT AND PERFORMANCE......................         2

SECTION 4.             GENERAL PROVISIONS RELATING TO THE GUARANTY..............         3

SECTION 5.             REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.........         8

SECTION 6.             GUARANTOR COVENANTS......................................         9

SECTION 7.             PAYMENTS FREE AND CLEAR OF TAXES.........................         9

SECTION 8.             GOVERNING LAW............................................        10

SECTION 9.             JUDGMENTS................................................        11

SECTION 10.            AMENDMENTS, WAIVERS AND CONSENTS.........................        11

SECTION 11.            NOTICES..................................................        12

SECTION 12.            MISCELLANEOUS............................................        13

SECTION 13.            INDEMNITY................................................        13

Signature.......................................................................        15

                          SUBSIDIARY GUARANTY AGREEMENT

      Re: $65,000,000 5.28% Senior Notes, Series G, due August 25, 2015 $65,000,000 5.38% Senior Notes, Series H, due August 25, 2017 $20,000,000 5.49% Senior Notes, Series I, due August 25, 2020

      This SUBSIDIARY GUARANTY AGREEMENT dated as of August 25, 2005 (the or this "Guaranty") is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as EXHIBIT A hereto (a "Guaranty Supplement") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").

                                    RECITALS

      A. Each Guarantor is a subsidiary of The St. Joe Company, a Florida corporation (the "Company").

      B. In order to refinance certain debt and for general corporate purposes, the Company has entered into those certain Note Purchase Agreements dated as of August 25, 2005 (the "Note Purchase Agreements") between the Company and each of the purchasers named on Schedule A thereto (the "Initial Note Purchasers"; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the "Holders"), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of
(a) $65,000,000 aggregate principal amount of its 5.28% Senior Notes, Series G, due August 25, 2015 (the "Series G Notes"), (b) $65,000,000 aggregate principal amount of its 5.38% Senior Notes, Series H, due August 25, 2017 (the "Series H Notes"), and (c) $20,000,000 aggregate principal amount of its 5.49% Senior Notes, Series I, due August 25, 2020 (the "Series I Notes"; the Series G Notes, the Series H Notes and the Series I Notes being hereinafter collectively referred to as the "Notes").

      C. The Initial Note Purchasers have required as a condition to their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and cause each Subsidiary (as defined in the Note Purchase Agreements) that after the date hereof delivers a guaranty pursuant to the Bank Credit Agreement (as defined in the Note Purchase Agreements) or which becomes an obligor under the Bank Credit Agreement to enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause such Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Initial Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to finance acquisitions and for general corporate purposes.

      D. Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers.

      NOW, THEREFORE, as required by Section 4.11 of the Note Purchase Agreements and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1. DEFINITIONS.

      Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

SECTION 2. GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENTS.

      (a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and timely payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and timely performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreements and (3) the full and timely payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreements or under this Guaranty or in any consultation or action in connection therewith or herewith.

      (b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.

      This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreements be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

      The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.

      (a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

            (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Guaranty; or

            (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes; or

            (3) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes.

      Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

      (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

            (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in
      SECTION 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

            (2) demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

            (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

      The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

      (c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

            (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreements or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreements or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreements or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

            (2) any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreements, this Guaranty or any other agreement; or

            (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

            (4) impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreements, this Guaranty or any other agreements; or

            (5) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

            (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreements or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

            (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreements, this Guaranty or any other agreement; or

            (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

            (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreements, this Guaranty or any other agreement or failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

            (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreements or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

            (11) any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any Guarantor or any other Person; or

            (12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreements or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

            (13) any act or failure to act with regard to the Notes, the Note Purchase Agreements, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

            (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreements, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreements and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreements, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

      (d) All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

      (e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreements and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts owed by the Company under or in respect of the Notes and the Note Purchase Agreements and all amounts owed by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreements and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreements and this Guaranty, whether matured or unmatured.

      (f) To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreements have been fully and irrevocably paid and discharged.

      (g) Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

      (h) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the

Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

      Each Guarantor represents and warrants to each Holder that:

      (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this SECTION 5, a "Material Adverse Effect"). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

      (b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its subsidiaries.

      (d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

      (e) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6. GUARANTOR COVENANTS.

      From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreements, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

SECTION 7. PAYMENTS FREE AND CLEAR OF TAXES.

      Each payment by any Guarantor shall be made, under all circumstances, without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called "Relevant Taxes") imposed, levied, collected, assessed, deducted or withheld by the government of any country or jurisdiction (or any authority therein or thereof) other than the United States of America from or through which payments hereunder or on or in respect of the Notes are actually made (each a "Taxing Jurisdiction"), unless such imposition, levy, collection, assessment, deduction, withholding or other restriction or condition is required by law. Notwithstanding anything herein to the contrary, "Relevant Taxes" shall not include taxes imposed on or measured by any Holder's assets, net income or franchise taxes arising after the date hereof solely as a result of or attributable to a Holder changing its designated home office after the date the Holder becomes entitled to the benefits hereof. If a Guarantor is required by law to make any payment under this Guaranty subject to such deduction, withholding or other restriction or condition, then such Guarantor shall forthwith (i) pay over to the government or taxing authority imposing such tax the full amount required to be deducted, withheld from or otherwise paid by such Guarantor (including the full amount required to be deducted or withheld from or otherwise paid by such Guarantor in respect of the Tax Indemnity Amounts (as defined below)); (ii) pay each Holder such additional amounts ("Tax Indemnity Amounts") as may be necessary in order that the net amount of every payment made to each Holder, after provision for payment of such Relevant Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such holder would have received had there been no imposition, levy, collection, assessment, deduction, withholding or other restriction or condition. Notwithstanding the provisions of this SECTION 7, no such Tax Indemnity Amounts shall be payable for or on account of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Holder to complete, execute and deliver to such Guarantor any form or document to the extent applicable to such Holder that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered by such Guarantor in order to enable such Guarantor to make payments pursuant to this SECTION 7 without deduction or withholding for taxes, assessments or governmental charges, or with deduction or withholding of such lesser amount, which form or document shall be delivered within one hundred twenty days of a written request therefor by such Guarantor. If in connection with the payment of any such Tax Indemnity Amounts, any Holder that is a United States person within the meaning of the Code or a foreign person engaged in a trade or business within the United States of America, incurs taxes imposed by the United States of America or any political subdivision or taxing authority therein ("United States Taxes") on such Tax Indemnity Amounts, such Guarantor shall pay to such Holder such further amount as will insure that the net amount actually received by that Holder (taking into account any withholding or deduction in respect of any such further amount) is equal to the amount which such Holder would have received after all United States Taxes on such Tax Indemnity Amounts and on any further amount had such withholding or deduction not been made. If any Holder shall become aware that it is entitled to a refund in respect of Relevant Taxes for which it has been indemnified by any Guarantor pursuant to this Section, such Holder shall promptly notify the Guarantor of the availability of such refund and shall, within 30 days after receipt of a written request by the Guarantor apply for such refund at the Guarantor's sole cost and expense, and within 30 days of receipt thereof, pay such refund to the Guarantor net of all reasonable out-of-pocket expenses of such Holder and net of any taxes payable by the Holder with respect to the receipt or accrual of the tax refund plus any tax benefit realized by Holder from the payment of the amount to the Guarantor and without interest (other than interest, if any, included in such refund).

SECTION 8. GOVERNING LAW.

      (a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE THEREIN.

      (b) EACH GUARANTOR HEREBY (I) IRREVOCABLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK (OR IF SUCH COURT LACKS JURISDICTION, THE STATE COURTS LOCATED THEREIN), AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY MAY BE LITIGATED IN SUCH COURTS, AND (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND (III) CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY DELIVERY TO IT AT THE ADDRESS OF SUCH PERSON SET FORTH IN SECTION 11 BELOW. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST A GUARANTOR OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

      (c) THE PARTIES HERETO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, ANY FINANCING AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION

HEREWITH OR THE TRANSACTIONS RELATED HERETO. THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 9. JUDGMENTS.

      Any payment made by a Guarantor to any Holder for the account of any such Holder in respect of any amount payable by such Guarantor shall be made in the lawful currency of the United States of America ("U.S. Dollars"). Any amount received or recovered by such Holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of such Guarantor or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of such Guarantor only to the extent of the amount of U.S. Dollars which such Holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, such Guarantor shall indemnify such Holder against any loss sustained by such Holder as a result, and in any event, such Guarantor shall indemnify such Holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such Holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder or any judgment or order and shall survive the payment of the Notes and the termination of this Guaranty.

SECTION 10. AMENDMENTS, WAIVERS AND CONSENTS.

      (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders.

      (b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

      (c) The Guarantors will not, nor will they permit any Subsidiary or any Affiliate to, directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

      (d) Any amendment or waiver consented to as provided in this SECTION 10 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

      (e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 11. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (1) if to an Initial Note Purchaser or such Initial Note Purchaser's nominee, to such Initial Note Purchaser or such Initial Note Purchaser's nominee at the address specified for such communications in Schedule A to the Note Purchase Agreements, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser's nominee shall have specified to any Guarantor or the Company in writing,

            (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

            (3) if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreements to the attention of Chief Financial Officer, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this SECTION 11 will be deemed given only when actually received.

SECTION 12. MISCELLANEOUS.

      (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

      (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreements, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

      (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

      (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

      (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 13. INDEMNITY.

      To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an "Indemnifiable

Circumstance"). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance, net of any withholding or deduction of or on account of any Relevant Tax in accordance with
SECTION 7 hereof; provided, however, that the extent of the Guarantor's aggregate liability under this SECTION 13 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to
SECTION 2.

                              [Intentionally Blank]

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this ___ day of ____________, 2005.

                                  1133 D.C., L.L.C.
                                  (Manager)
                                  280 INTERSTATE NORTH, L.L.C.
                                  (Manager)
                                  5660 NND, L.L.C.
                                  (Manager)
                                  ADVANTIS CONSTRUCTION COMPANY
                                  (Senior Vice President)
                                  ADVANTIS REAL ESTATE SERVICES COMPANY
                                  (Senior Vice President)
                                  APALACHICOLA NORTHERN RAILROAD COMPANY
                                  (Senior Vice President)
                                  ARVIDA HOUSING L.P., INC.
                                  (Senior Vice President)
                                  ARVIDA MID-ATLANTIC HOMES, INC.
                                  (Senior Vice President)
                                  BEACON SQUARE, L.L.C.
                                  (Manager)
                                  C RIDGE ONE, L.L.C.
                                  (Manager)
                                  CROOKED CREEK REAL ESTATE COMPANY
                                  (Senior Vice President)
                                  CROOKED CREEK UTILITY COMPANY
                                  (Senior Vice President)
                                  DEER POINT I & II, LLC
                                  (Manager)
                                  GEORGIA TIMBER, LLC
                                  (Senior Vice President)
                                  GEORGIA WIND I, LLC
                                  (Manager)
                                  GEORGIA WIND II, LLC
                                  (Manager)
                                  GEORGIA WIND III, LLC
                                  (Manager)
                                  MCNEILL BURBANK HOMES, LLC
                                  (Senior Vice President)
                                  MILLENIA PARK ONE, L.L.C.
                                  (Manager)
                                  MONTEITH HOLDINGS, LLC
                                  (Senior Vice President)

                                  OVERLOOK I & II, LLC
                                  (Manager)
                                  PARK POINT LAND, LLC
                                  (Manager)
                                  PSJ WATERFRONT, LLC
                                  (Manager)
                                  RIVERSIDE CORPORATE CENTER, L.L.C.
                                  (Manager)
                                  SAUSSY BURBANK, INC.
                                  (Senior Vice President)
                                  SGW, INC.
                                  (Senior Vice President)
                                  SOUTHHALL CENTER, L.L.C.
                                  (Manager)
                                  SOUTHWOOD REAL ESTATE, INC.
                                  (Senior Vice President)
                                  ST. JAMES ISLAND UTILITY COMPANY
                                  (Senior Vice President)
                                  ST. JOE CENTRAL FLORIDA CONTRACTING, INC.
                                  (Senior Vice President)
                                  ST. JOE COMMERCIAL DEVELOPMENT, INC.
                                  (Senior Vice President)
                                  ST. JOE COMMERCIAL, INC.
                                  (Senior Vice President)
                                  ST. JOE COMMUNITY SALES, INC.
                                  (Senior Vice President)
                                  ST. JOE DEERWOOD PARK, L.L.C.
                                  (Manager)
                                  ST. JOE DEVELOPMENT, INC.
                                  (Senior Vice President)
                                  ST. JOE FINANCE COMPANY
                                  (Senior Vice President)
                                  ST. JOE HOME BUILDING, L.P.
                                  BY: ST. JOE WEST FLORIDA CONTRACTING, INC.,
                                  GENERAL PARTNER
                                  (Senior Vice President)
                                  ST. JOE LAND COMPANY
                                  (Senior Vice President)
                                  ST. JOE NORTHEAST FLORIDA CONTRACTING, INC.
                                  (Senior Vice President)
                                  ST. JOE RESIDENTIAL ACQUISITIONS, INC.
                                  (Senior Vice President)
                                  ST. JOE RESORTS & CLUBS, L.L.C.
                                  (Manager)

                                  ST. JOE TERMINAL COMPANY
                                  (Senior Vice President)
                                  ST. JOE TIMBERLAND
                                  COMPANY OF DELAWARE, L.L.C.
                                  (Senior Vice President)
                                  ST. JOE TOWNS & RESORTS, L.P.
                                  BY: ST. JOE/ARVIDA COMPANY, INC.,
                                  GENERAL PARTNER
                                  (Senior Vice President)
                                  ST. JOE UTILITIES COMPANY
                                  (Senior Vice President)
                                  ST. JOE WEST FLORIDA CONTRACTING, INC.
                                  (Senior Vice President)
                                  ST. JOE-SOUTHWOOD PROPERTIES, INC.
                                  (Senior Vice President)
                                  ST. JOE/ALHAMBRA DEVELOPMENT COMPANY
                                  (Senior Vice President)
                                  ST. JOE/ALHAMBRA MANAGEMENT COMPANY
                                  (Senior Vice President)
                                  ST. JOE/ARVIDA COMPANY, INC.
                                  (Senior Vice President)
                                  SUNSHINE STATE CYPRESS, INC.
                                  (Senior Vice President)
                                  TALISMAN SUGAR COMPANY
                                  (Senior Vice President)
                                  THE PORT ST. JOE MARINA, INC.
                                  (Senior Vice President)
                                  WATERCOLOR VACATION RENTALS, INC.
                                  (Senior Vice President)
                                  WATERSOUND VACATION RENTALS, INC.
                                  (Senior Vice President)

                                  By: __________________________________________
                                           Stephen W. Solomon, as its Manager
                                           or Senior Vice President, as the
                                           case may be

                                  ST. JOE CAPITAL I, INC.

                                  By: __________________________________________
                                           David F. Childers, III
                                           President

                                  RESIDENTIAL COMMUNITY TITLE COMPANY

                                  By: __________________________________________
                                           Christine M. Marx
                                           Vice President

                                  PARADISE POINTE, L.L.C.
                                  By: Perico Harbor Acquisitions, Inc., Member

                                  By: __________________________________________
                                      Name:_____________________________________
                                      Its: _____________________________________

                                  Accepted and Agreed:

                                  THE ST. JOE COMPANY

                                  By: __________________________________________
                                      Name:
                                      Title:

                         SUBSIDIARY GUARANTY SUPPLEMENT

To the Holders of the Series G Notes, Series H
 Notes and the Series I Notes (each as
 hereinafter defined) of The St. Joe Company
 (the "Company")

Ladies and Gentlemen:

      WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company issued (a) $65,000,000 aggregate principal amount of its 5.28% Senior Notes, Series G, due August 25, 2015 (the "Series G Notes"), (b) $65,000,000 aggregate principal amount of its 5.38% Senior Notes, Series H, due August 25, 2017 (the "Series H Notes"), and (c) $20,000,000 aggregate principal amount of its 5.49% Senior Notes, Series I, due August 25, 2020 (the "Series I Notes"; the Series G Notes, the Series H Notes and the Series I Notes being hereinafter collectively referred to as the "Notes"), pursuant to those certain Note Purchase Agreements dated as of August 25, 2005 (the "Note Purchase Agreements") between the Company and each of the purchasers named on Schedule A thereto (the "Initial Note Purchasers").

      WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Company enter into a Subsidiary Guaranty Agreement as security for the Notes (the "Subsidiary Guaranty").

      Pursuant to Section 9.8 of the Note Purchase Agreements, the Company has agreed to cause the undersigned, ______________, a ______________ organized under the laws of _______________ (the "Additional Guarantor"), to join in the Subsidiary Guaranty. In accordance with the requirements of the Subsidiary Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Subsidiary Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Subsidiary Guaranty for the obligations of the Company under the Note Purchase Agreements and Notes to the extent and in the manner set forth in the Subsidiary Guaranty.

      The undersigned is the duly elected ______________ of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Subsidiary Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in
Section 5 of the Subsidiary Guaranty.

      Upon execution of this Subsidiary Guaranty Supplement, the Subsidiary Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and

                                    EXHIBIT A
                            (to Subsidiary Guaranty)
provisions of the Subsidiary Guaranty are hereby ratified, confirmed and approved in all respects.

      Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Subsidiary Guaranty without making specific reference to this Subsidiary Guaranty Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guaranty Supplement unless the context shall otherwise require.

      Dated: _________________, _____.

                                           [NAME OF ADDITIONAL GUARANTOR]

                                           By __________________________________
                                              Its

                                       A-2